EXHIBIT 10.4

SEVENTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Seventh Amendment") is dated as of October 6, 2000 and is entered into between Scientific Technologies Incorporated Which Will Do Business in California as Oregon Scientific Technologies, an Oregon corporation (the "Borrower"), and Bank of the West, a California banking corporation (the "Bank").

RECITALS:

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated November 29, 1994, that certain First Amendment to Loan and Security Agreement dated as of May 31, 1995, that certain Second Amendment to Loan and Security Agreement dated as of May 31, 1996, that certain Third Amendment to Loan and Security Agreement dated as of May 31, 1997, that certain Fourth Amendment to Loan and Security Agreement dated as of June 9, 1998 and that certain Fifth Amendment to Loan and Security Agreement dated as of June 30, 1999, and that certain sixth amendment dated as of June 30, 2000 (collectively, the "Loan Agreement") and that certain Equipment Purchase Line Note dated December 6, 1994 (the "Equipment Purchase Line Note");

B. Borrower and Bank intend to further amend the Loan Agreement and/or the Equipment Purchase Line Note as provided by this Seventh Amendment.

AMENDMENT:

NOW, THEREFORE, Borrower and Bank hereby agree as follows:

1. Definitions. This Seventh Amendment shall modify and, to the extent inconsistent with, amend the Loan Agreement. Any capitalized term not specifically defined herein shall have the meaning assigned to it in the loan Agreement.

2. F/X Facility. Section 14 of the Loan Agreement relating to the provision of a foreign exchange facility is hereby deleted in its entirety and shall be of no further force or effect. Any balances outstanding under the F/X Facility formerly provided by Section 14 of the Loan Agreement shall be treated as balances and advances under the F/X Subfacility described in Section 3 of this Seventh Amendment.

3. F/X Subfacility. Add a new Section 15 to the Loan Agreement, which Section 15 shall read in its entirety as follows:

15.1 Revolving FX Subfacility. At the request of Borrower, made during Bank's normal business hours from time to time during the term of this Agreement, and so long as no Event of Default has occurred, Bank will create foreign exchange contracts for Borrower's account (the FX Subfacility"), provided, however, that in no event shall Bank be obligated to enter into any Foreign Exchange Contracts whenever either (I) the total of Borrower's Obligations in respect of all FX Advances (as hereinafter defined) under all Foreign Exchange Contracts outstanding under this Section 15.1, when added to the outstanding balance of all loans and advances under Article 2 of this Agreement, exceeds at any time the sum of Five Million Dollars ($5,000,000), or (ii) the total of Borrower's Obligations in respect of all FX Advances under all Foreign Exchange Contracts outstanding under the Subfacility under this Section 15 any time exceed One Million and no/100 Dollars ($1,000,000), (the "Maximum Exposure"), or (iii) the total amount of all Foreign Exchange Contracts outstanding under the Subfacility under this Section 15 any time exceed Ten Million and no/100 Dollars ($10,000,000)m (the "Maximum Contract Commitment").

15.2 Terms and Conditions. Except to the extent described by any separate agreement between Borrower and Bank (a "Foreign Exchange Contract"), the terms and conditions governing any Foreign Exchange Contract entered into under this FX Subfacility shall be governed by this Agreement and the Bank's standard terms of such issuance fees, negotiation fees, and other fees at the times and in the amounts that Bank may from time to time impose in connection with the provision of foreign exchange services. Borrower agrees to execute and deliver to Bank such documents, as Bank deems necessary in connection with the FX subfacility. Subject to the limitations prescribed by this Agreement, any Foreign Exchange Contract shall obligate the Bank to exchange domestic currency for foreign currency (or vice versa) and shall obligate Borrower to purchase such exchanged currency at a price, in the currency and on a date agreed upon by Borrower and Bank. Bank shall have the right, but not the obligation, to charge any amount owing by Borrower to Bank under any Foreign Exchange Contract against any accounts maintained by Borrower with Bank.

Bank is hereby authorized to enter into any Foreign Exchange Contract provided for in this Agreement based upon telephonic or other instructions received from anyone purporting to be an authorized representative of Borrower or, at the discretion of Bank, if said contracts are necessary to satisfy any Obligation of Borrower to Bank. Bank shall have no duty to make inquiry or verify the authority of any such party and Borrower shall hold Bank harmless from any damages, claims, or liability by reason of Bank's honor of, or failure to honor, any such instructions.

The date upon which Borrower and Bank shall exchange their currency shall be referred to as the "Settlement Date." The date upon which Borrower agrees on (I) the price to be paid, (ii) the currency to be exchanged by the respective parties, and (iii) the date which shall constitute the Settlement Date shall be referred to as the "Contract Date." In no event shall the Settlement Date under any foreign exchange contract exceed eighteen (18 months) from the Contract Date. Following the Contract Date, Bank shall have the right, but not the obligation, to forward a confirmation statement to Borrower confirming the terms of such Foreign Exchange Contract. If Borrower fails to object to the information contained in the confirmation within the shorter of (I) the period stated therein, or (ii) ten (10) days after the date of such notification, then the information contained in such confirmation shall be binding on Borrower.

On the Contract Date, ten percent of the amount of such Foreign Exchange Contract (in United States Dollars) (each, a "FX Advance") shall be deemed part of the Credit and shall reduce Borrower's availability under Section 2.1 of this Agreement in a like amount. If, at any time and for any reason, the aggregate amount on all F/X Advances outstanding at any time exceeds the Maximum Exposure prescribed by this Section 15 (an "FX Over advance"), Borrower shall immediately pay back to Bank, in cash, the amount of such FX Over advance. If, at any time and for any reason, the aggregate amount of any Foreign Exchange Contracts outstanding at any time exceeds the Maximum Contract Commitment prescribed by this Section 15, Borrower shall immediately settle and resolve such contract. If Borrower fails to satisfy and discharge its obligations under such Foreign Exchange Contract on the Settlement Date, Bank shall have the right (but not the obligation) to treat the amount of such unpaid and unsatisfied obligation as part of the Credit. Notwithstanding the reduction in the Credit authorized by this Section 15.2, Borrower's duty to satisfy and discharge its obligations under any Foreign Exchange Contract shall constitute part of the Obligations and shall be secured by the Collateral. If Borrower fails to discharge and satisfy its obligations under a Foreign Exchange Contract on the Settlement Date, such failure shall constitute an Event of Default under this Agreement.

4. Conditions Precedent. Bank's duties to extend and renew the Obligations and to make Advances in accordance with this Seventh Amendment shall be subject to (I) there being no outstanding and uncured defaults under the Loan Agreement, the Equipment Purchase Line Note or any other obligation owing by Borrower to Bank; (ii) the satisfaction of each of the conditions precedent set forth in Article 6 of the Loan Agreement, each of which is incorporated herein by this reference; and (iii) the execution and delivery of this Seventh Amendment and such other documents as Bank may request.

5. Ratification of Warranties and Representations. Except as amended by this Seventh Amendment, Borrower hereby ratifies, reaffirms, and remakes as of the date hereof each and every representation and warranty contained in the Loan Agreement, the Equipment Purchase Line Note, or in any document executed and delivered in connection therewith.

6. Continued Force and Effect. Except as amended by this Seventh Amendment, all of the Terms and conditions of the Loan Agreement (and each and every document or instrument executed and delivered in connection therewith) is and shall remain in full force and effect.

IN WITNESS WHEREOF, Borrower has executed and delivered this Seventh Amendment to Bank on the date first above written at Walnut Creek, California.

"BORROWER"

SCIENTIFIC TECHNOLOGIES INCORPORATED WHICH WILL DO BUSINESS IN CALIFORNIA AS OREGON SCIENTIFIC TECHNOLOGIES, an Oregon corporation

By: /s/Joseph J. Lazzara

Its: President and Chief Executive Officer

IN WITNESS WHEREOF, Bank hereby accepts this Seventh Amendment to be effective as of the date first above written in Walnut Creek, California.

"BANK"

BANK OF THE WEST,

a California banking corporation

By: /s/Henry Alvarez

Its: Assistant Vice President